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                                                               EXHIBIT 10.96

                  THIS NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN SECTION 7 HEREIN. THIS NOTE WAS ORIGINALLY ISSUED ON JULY 3,1996 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.

                               SENIOR SUBORDINATED
                                 PROMISSORY NOTE

July 3, 1996                                                         $15,000,000

         DenAmerica Corp., a Georgia corporation (the "Company"), hereby promises to pay to the order of BEP Holdings, Inc., a Delaware corporation, or its permitted assigns (the "Holder") the principal amount of Fifteen Million Dollars ($15,000,000), together with interest thereon calculated from the date hereof in accordance with the provisions of this Note (this "Note"). Certain defined terms used herein are set forth in Section 5 hereof.

         The indebtedness represented by this Note is subordinated to Senior Indebtedness pursuant to the terms of the Intercreditor Agreement and is senior to Subordinated Obligations, including the Series B Notes.

1.       Payment of Interest.

         (a)      Rate.

                  (i) Subject to Section 1(a)(ii) below, interest shall accrue on a daily basis at the rate of twelve percent (12.0%) per annum on the unpaid principal amount of this Note outstanding from time to time (or, if less, at the highest rate then permitted under applicable law), commencing on the date hereof.

                  (ii) If, at any time on or after January 1, 1997 and prior to July 1, 1997, (A) the Company makes a borrowing request under the Delayed Draw Facility (including any borrowing request which the Company is required to make under Section 2 hereof), (B) at the time of such request (and after giving effect to the borrowings covered by such request), the Company is in compliance with all financial covenants and other conditions precedent under the Credit Agreement (as in effect on the Issue Date) which must be satisfied in order to make such borrowings under the Delayed Draw Facility (other than Agent consent) and (C) the Agent under the Credit Agreement denies, does not consent to or otherwise prohibits such borrowings, then the interest rate on the principal amount of this Note shall automatically increase to fourteen percent (14.0%) per annum (or, if less, the highest rate then permitted under applicable law). Any such increase in the interest rate shall be retroactive to January 1, 1997 (and any interest owed with respect to periods prior to the Effective Date (as defined below) by reason of any such increase shall be due and payable on the first scheduled interest payment date


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         under Section 1(b) below following the Effective Date). As used herein,
         "Effective Date" shall mean the earlier of (Y) the date on which the Agent notifies the Company that it will deny, will not consent to or will otherwise prohibit the requested borrowings or (Z) the 30th day following the Company's borrowing request, if the Agent has not granted its consent to such borrowings on or prior to such date (provided that, in the case of any borrowing request made prior to March 31, 1997, the date stipulated by this clause (Z) shall be the earlier of such 30th day or March 31, 1997 and provided further that, in the case of any borrowing request made on or after March 31, 1997 and prior to June 30, 1997, the date stipulated by this clause (Z) shall be the earlier of such 30th day or June 30, 1997). In the event that the Company makes a borrowing request under the Delayed Draw Facility and the Agent under the Credit Agreement rejects such request on the basis that the amount of borrowings requested would cause the Company not to be in compliance with the financial covenants contained in the Credit Agreement, the Company shall re-submit a reduced request for borrowings for the maximum amount which would permit the Company to so comply.

         (b)      Timing.

                  (i) As and to the extent provided under Section 2(a)(i) hereof, the Company shall pay to the Holder on or prior to March 31, 1997 all accrued interest for periods through March 31, 1997. Any interest not so paid on or prior to March 31, 1997 shall be added to the principal amount of this Note and shall accrue interest at the rate specified in Section 1(a) above. After March 31, 1997, the Company shall pay to the Holder all accrued interest on the last day of each June, September, December and March, beginning June 30, 1997. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which all remaining principal amount on this Note is paid.

                  (ii) Notwithstanding Section 1(b)(i), (x) all interest accrued on this Note through March 31, 1997 shall be payable in cash on March 31, 1997 if the Agent under the Credit Agreement denies, does not consent to or otherwise prohibits any borrowing request made by the Company under the Delayed Draw Facility prior to March 31, 1997 under the circumstances described under Section 1(a)(ii)(B) above and (y) all interest accrued on this Note through June 30, 1997 (including any interest previously added to principal under Section 1(b)(i) above) shall be payable in cash on June 30, 1997 if the Agent under the Credit Agreement denies, does not consent to or otherwise prohibits any borrowing request made by the Company under the Delayed Draw Facility on or after April 1, 1997 but prior to June 30, 1997 under the circumstances described in Section 1(a)(ii)(B) above.

         (c) Overdue Amounts. Interest at the rate specified in Section 1(a) above shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the Holder.


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2.       Payment of Note.

         (a)      Scheduled Payments.

                  (i) If, based on the Company's financial condition as of December 31, 1996 and its results of operations through such date, the Company has satisfied those financial covenants and other conditions precedent under the Delayed Draw Facility which must be satisfied in order to make borrowings thereunder (other than Agent consent), the Company shall request the maximum amount of borrowings under the Delayed Draw Facility which it is entitled to make and shall use the proceeds of such borrowings to repay the principal amount of, and accrued interest on, this Note. The Company shall use its best efforts to cause the effective date of such borrowings, and the repayment of this Note, to occur as soon as practicable after the availability of its financial statements as of and for the period referred to above, but not later than March 31, 1997.

                  (ii) If, based on the Company's financial condition as of March 31, 1997 and its results of operations through such date, the Company has satisfied those financial covenants and other conditions precedent under the Delayed Draw Facility which must be satisfied in order to make borrowings thereunder (other than Agent consent), the Company shall request the maximum amount of borrowings under the Delayed Draw Facility which it is entitled to make and shall use the proceeds of such borrowings to repay the principal amount of, and accrued interest on, this Note. The Company shall use its best efforts to cause the effective date of such borrowings, and the repayment of this Note to occur, as soon as practicable after the availability of its financial statements as of and for the period referred to above, but not later than June 30, 1997.

                  (iii) If, at any time prior to June 30, 1997, (A) payment of the principal amount of this Note and accrued interest thereon is permitted under the terms of the Senior Indebtedness (including but not limited to the terms of the Intercreditor Agreement) without causing a default thereunder and (B) the Company has cash on hand or Investments of the type described in Section 4(i)(iii) (in either case in excess of the working capital needs of its business (as determined in good faith by the Company's Board of Directors)), then the Company shall repay the principal amount of this Note and accrued interest thereon to the maximum extent possible. At the request of the Holder, the Company shall provide the Holder with reasonable financial information in support of the Board of Director's determination of the Company's working capital needs.

                  (iv) In the event that a Company fiscal quarter does not end on December 31, 1996 or March 31, 1997, then the references to December 31, 1996 or March 31, 1997 contained in Sections 2(a)(i) or (ii) above (as the case may be) shall be deemed to be references to the last day of the Company fiscal quarter ending closest to such date.

                  (v) Subject to Sections 2(d) and 2(e) below, the maturity date of any principal amount of this Note which has not been repaid on July 1, 1997 shall be March 31, 2002 (the "Maturity Date").


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         (b) Optional Prepayments. To the extent permitted by the Intercreditor
Agreement, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the outstanding principal amount of this Note; provided, however, that any prepayment shall first be applied to any accrued but unpaid interest on the principal amount prepaid.

         (c) Time of Payment. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of New York, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

         (d) Certain Mandatory Prepayments. This Note shall be subject to (i) mandatory prepayment with the proceeds of certain Equity Issuances as and to the extent provided in Section 4(l) below, (ii) mandatory prepayment from any and all proceeds (net of taxes and actual expenses) from the sale of the owned restaurant location at 9040 Signature Road, Indianapolis, Indiana (Michigan Avenue) and (iii) mandatory prepayment following the occurrence of a Change of Control; provided, however, that the prepayment required by clause (iii) shall only be made after the indefeasible payment in full of the Senior Indebtedness. Any prepayment required by clause (iii) of the preceding sentence shall be made promptly after such indefeasible payment in full of the Senior Indebtedness. The amount of any mandatory prepayment shall first be applied to any accrued but unpaid interest on the principal amount prepaid.

         (e) Best Efforts to Prepay. If all or any portion of this Note is not repaid prior to July 1, 1997, then the Company shall use its best efforts to repay all outstanding amounts hereunder as soon as practicable thereafter (and in no event later than the Maturity Date) from all available sources (including, without limitation, the Delayed Draw Facility) to the extent consistent with (i) its obligations to holders of the Senior Indebtedness and (ii) the working capital needs of its business (as determined in good faith by the Company's Board of Directors). At the request of the Holder, the Company shall provide the Holder with reasonable financial information in support of the Board of Director's determination of the Company's working capital needs.

3.       Events of Default.

         (a) Definition. "Event of Default," wherever used herein, means the occurrence and continuance of any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on this Note as and when the same becomes due and payable, and the continuance of such default for a period of ten (10) Business Days;

                  (ii) default in the payment of all or any part of the principal of this Note as and when the same becomes due and payable at maturity or otherwise;


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                  (iii) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in this Note, other than a default in the performance of any covenant, agreement or warranty which is specifically addressed elsewhere in this
         Section 3(a), and continuance of such default or breach for a period of 30 days after there has been delivered, by registered or certified mail, to the Company by the Holder, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (iv) (A) the Company or any of its Subsidiaries shall fail to make any required payment, whether as a result of any failure to pay any installment of principal or any accrued interest, or as a result of maturity, on any Indebtedness of the Company or any of its Subsidiaries in excess of $1,000,000, and such failure shall continue, without having been duly cured, waived or consented to, for a period of thirty
         (30) days or (B) any Indebtedness of the Company or any of its Subsidiaries in excess of $1,000,000 shall be accelerated prior to its stated maturity date by the holder or holders thereof;

                  (v) one or more judgments or decrees in an aggregate amount of $1,000,000 or more shall be entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries (other than any judgment as to which, and only to the extent that, a reputable insurance company has acknowledged coverage of such claim in writing), if, within 60 days after entry thereof, any such judgments or decrees shall not have been satisfied and discharged, bonded or stayed pending appeal, or within 60 days after expiration of such stay any such judgments or decrees shall not have been discharged;

                  (vi) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction ordering the appointment of a Custodian for the Company, or for the winding up or liquidation of the affairs of the Company, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  (vii) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian of it or any of its material assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

         (b)      Consequences of the Occurrence of an Event of Default.

                  (i) If an Event of Default (other than an Event of Default described in Sections 3(a)(vi)or (a)(vii)) occurs and is continuing, then, and in every such case, unless the principal of this Note shall have already become due and payable, the


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         Holder by a notice in writing to the Company (an "Acceleration
         Notice"), may declare all of the principal of this Note, together with accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 3(a)(vi) or (a)(vii) occurs, all principal of and accrued interest on this Note shall automatically be immediately due and payable without any declaration or other act on the part of the Holder.

                  (ii) Subject to the provisions of Article II of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of principal or interest on this Note or to enforce the performance of any provision of this Note. No delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall impair such right or remedy or constitute a waiver of or acquiescence in the Event of Default. Every right and remedy given by this Section 3 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

                  (iii) No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.       Covenants.

         (a) Financial and Other Reports; Compliance Certificate; Notice of Default.

                  (i) To the extent required by applicable law or regulation, including the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company shall deliver to the Holder, within 5 days after it files the same with the SEC, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that it files with the SEC. To the extent that the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company nonetheless shall deliver to the Holder the information described in Sections 13 and 15(d) of the Exchange Act within the time periods provided in Sections 13 and 15(d) for filing with the SEC as if the Company were subject to Section 13 or 15(d) of the Exchange Act.

                  (ii)     The Company will deliver to the Holder:

                           (A) copies of all reports, financial statements,
                  compliance certificates and other notices and information required to be delivered to the lender or lenders (or any agent therefor) under any Credit Agreement,


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                  promptly upon delivery thereof to such lender or lenders (or agent therefor), and copies of all notices of default delivered to the Company by any such lender or lenders (or agent), promptly upon receipt thereof by the Company; provided, that upon receipt by the Company of a written request from the Holder to stop delivering such notices and information to the Holder, the Company shall stop delivering such notices and information to the Holder until the Holder delivers a written request to the Company requesting that the Company recommence delivery of such notices and information to the Holder;

                           (B) copies of all reports, financial statements,
                  compliance certificates and other notices and information required to be delivered to the holder or holders (or any agent therefor) under the Series B Indenture or the Series B Notes, promptly upon delivery thereof to such holder or holders (or agent therefor), and copies of all notices of default delivered to the Company by any such holder or holders (or agent), promptly upon receipt thereof by the Company; provided, that upon receipt by the Company of a written request from the Holder to stop delivering such notices and information to the Holder, the Company shall stop delivering such notices and information to the Holder until the Holder delivers a written request to the Company requesting that the Company recommence delivery of such notices and information to the Holder; and

                           (C) the Company's annual report to stockholders,
                  promptly upon delivery thereof to the stockholders.

                  (iii) The Company shall mail to the Holder within 60 days after the end of each of the first three fiscal quarters in each fiscal year, and within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal quarter or fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Note and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Note and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity.

                  (iv) The Company shall, so long as this Note is outstanding, mail to the Holder, promptly upon becoming aware of any Default or Event of Default under this Note, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  (b) Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of, or purchase, redeem or otherwise acquire for value, any Capital Stock or other Equity Interests of the Company or any such Subsidiary (other than (A) dividends or distributions payable by the Company in Capital Stock (other than Redeemable Stock) of the Company, or (B) dividends or distributions payable by a Subsidiary of the Company in cash or Capital Stock (other than Redeemable Stock) of such Subsidiary so long as, in the case of any dividend or distribution payable on any class or series of any Capital Stock or Equity Interest of any such Subsidiary, the Company or the Subsidiaries of the Company receive at least their pro rata share of such dividend or distribution in accordance with their Equity Interest in such class or series), or (ii) purchase, redeem, or otherwise acquire or retire for value, or make any payment or prepayment of principal, interest or other amounts on or in respect of, any Subordinated Obligations, directly or indirectly, (the foregoing actions set forth in clauses (i) and (ii) being referred to as "Restricted Payments"); except (x) the payment of interest on the Series B Notes in accordance with the terms thereof, as in effect on the Issue Date or as amended in compliance with this Note (provided that no such interest may be paid if a Default or Event of Default shall be continuing at the time of such payment of interest or shall result therefrom) and (y) payments required by Section 4.13(b)(i) of the Series B Indenture (provided that no such payments may be made if a Default or Event of Default shall be continuing at the time of such payment or shall result therefrom).

         (c) Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (i) the Board of Directors of the Company shall determine (as evidenced by a Board Resolution) that the preservation thereof is no longer desirable in the conduct of the business of the Company and (ii) the loss thereof is not disadvantageous in any material respect to the business and operations of the Company. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business of owning, leasing, operating, developing, re-imaging and acquiring restaurants and restaurant franchises (the "Restaurant Business").

         (d) Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or upon any properties of the Company or any of its Subsidiaries, and (ii) all material claims, whether for labor, materials, supplies, services or anything else, which become due and payable and which by law have or may become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company and its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

         (e)      Maintenance of Properties and Insurance.

                  (i) The Company shall cause all properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4(e) shall prevent the Company or any of its Subsidiaries from discontinuing any operation or maintenance of any of such properties (including, but not limited to, the closing of any of the restaurants it operates), or disposing of any of them, if such discontinuance or disposal is (A) in the judgment of the Board of Directors of the Company (as evidenced by a Board Resolution), desirable in the conduct of the business of the Company or its Subsidiaries, (B) not prohibited by Section 4(j) hereof, and (C) not disadvantageous in any material respect to the business and operations of the Company.

                  (ii) The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, and adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner for Persons similarly situated in the restaurant industry.

         (f) Compliance with Laws, Contracts, Licenses and Permits. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with (i) all applicable laws and regulations wherever its business is conducted, (ii) the provisions of its charter documents and bylaws, (iii) all material agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, operating right, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or any of its Subsidiaries may fulfill any of its obligations under this Note, the Company or such Subsidiary will promptly take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, operating right, permit or license, and, upon written request of the Holder, furnish to the Holder evidence thereof.

         (g) Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law or other similar law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on or other amounts payable under this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law insofar as such law applies to this Note.

         (h) Limitation on Additional Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness or Redeemable Stock, except:

                  (i) Indebtedness of the Company under or in respect of this Note, as in effect on the Issue Date or as amended in accordance with
         Section 6 hereof, in an aggregate principal amount not to exceed $15,000,000 (plus any interest which is added to principal or capitalized under the terms hereof), less the amount of any repayment or prepayment of this Note;

                  (ii) Indebtedness of the Company under or in respect of the Series B Notes, as in effect on the Issue Date or as amended in accordance with Section 4(n) hereof, in an aggregate principal amount not to exceed the aggregate principal amount outstanding on the Issue Date, less the amount of any repayment, prepayment or redemption of the Series B Notes;

                  (iii) Senior Indebtedness incurred from time to time, and any guaranties of Senior Indebtedness, and any costs and expenses due under any of the Loan Documents (as defined under the Credit Agreement) by any Subsidiary of the Company;

                  (iv) Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements relating to Indebtedness permitted hereby;

                  (v) Existing Indebtedness, less the amount of any repayment, prepayment, or redemption of Existing Indebtedness;

                  (vi) Capitalized Lease Obligations and Indebtedness constituting purchase money obligations for property acquired in the ordinary course of business;

                  (vii) other Indebtedness that is expressly permitted under
         Section 7.2(g) or (h) of the Credit Agreement, as in effect on the Issue Date; and

                  (viii) additional unsecured Indebtedness of the Company not otherwise permitted by any of clauses (i) through (vii) above, provided that the aggregate outstanding principal amount of such additional Indebtedness shall not at any time exceed $5,000,000.

         (i) Limitation on Investments. The Company shall not, and shall not permit any of its Subsidiaries to, have outstanding or acquire or commit itself to acquire or hold any Investment, except:

                  (i) Investments existing on the Issue Date;

                  (ii) Investments by the Company and any of its Subsidiaries in the Company or in any wholly-owned Subsidiary of the Company;

                  (iii) Investments in: (A) cash, (B) marketable obligations issued or guaranteed by the United States of America which mature within one (1) year after the date of acquisition thereof or which are required to be repurchased, within ninety (90) days after the date of acquisition thereof by any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (C) commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation, (D) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (B) hereof, (E) certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (B) hereof, having capital and surplus of at least $100,000,000 and having at least an "A" rating or better, and (F) certificates of deposit issued by any bank organized under the laws of any other jurisdiction and having combined capital and surplus of not less than $100,000,000 and having at least an "A" rating or better;

                  (iv) Investments expressly permitted under Section 7.8(a), (d) and (g) of the Credit Agreement, as in effect on the Issue Date; and

                  (v) Investments constituting Restaurant Acquisitions or assets used or useful in the Restaurant Business.

         (j) Limitation on Asset Sales, etc. The Company will not, and will not permit any of its Subsidiaries to sell, lease, sublease or otherwise transfer or dispose of any property (an "Asset Sale"), except:

                  (i) Asset Sales consisting of sales of inventory in the ordinary course of business, sales of obsolete equipment, or sales of equipment which is uneconomic or no longer used by the Company or any Subsidiary;

                  (ii) Asset Sales consisting of sales of property having a fair market value, in the aggregate for all such Asset Sales from and after the Issue Date, of not greater than $21,000,000; provided, that (1) prior to and after giving effect to such Asset Sale, no Event of Default is continuing and (2) the consideration received by the Company or such Subsidiary on the closing date of such Asset Sale shall be equal to the fair market value of the assets sold and at least 80% of the consideration shall consist of immediately available funds (provided that the Company and its Subsidiaries shall be entitled to sell non- or under-performing restaurants in transactions which fail to meet the 80% test contained in this clause (ii) so long as the fair market value of the aggregate proceeds of such transactions does not exceed $10,000,000);

                  (iii) Asset Sales in connection with sale/leaseback transactions;

                  (iv) Asset Sales by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company;

                  (v) Asset Sales expressly permitted by Section 7.5(e) of the Credit Agreement, as in effect on the Issue Date; and

                  (vi) Asset Sales consisting of in-kind swaps of restaurant properties with other owners or operators of restaurant properties.

         (k)      Subsidiary Payment Restrictions; Conflicting Agreements.

                  (i) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (A) pay dividends or make any other distributions on its Capital Stock, or pay any Indebtedness owed to the Company or any of its Subsidiaries, (B) make loans or advances to the Company or any of its Subsidiaries or (C) transfer any of its properties to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) the Credit Agreement, provided that such encumbrances or restrictions are no more burdensome than those in effect under the Credit Agreement on the Issue Date, (2) this Note, (3) the Series B Indenture or the Series B Notes, provided that such encumbrances or restrictions are no more burdensome than those in effect under the Series B Indenture or Series B Notes on the Issue Date, (4) applicable law, (5) customary non-assignment provisions in leases and franchise agreements entered into in the ordinary course of business and consistent with past practices, and (6) the instruments governing purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (C) above on the property so acquired.

                  (ii) The Company will not enter into or become bound by any agreement or instrument that directly restricts the Company from making any payment on or in respect of this Note or otherwise performing and complying with its obligations hereunder, except for the Credit Agreement, provided, that any such restrictions in the Credit Agreement are not more restrictive than the terms of the Credit Agreement as in effect on the Issue Date.

         (l)      Issuance of Equity Securities.

                  (i) The Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, give away, transfer or assign any Equity Interests, except:

                           (A) the issuance of Warrants in connection with this
                  Note or the Credit Agreement;

                           (B) the issuance of common stock or warrants to
                  acquire common stock to (1) the holders of Warrants upon exercise thereof in accordance with the terms thereof as in effect on the Issue Date, (2) holders of the Unit Purchase Options upon exercise thereof in accordance with the terms thereof as in effect on the Issue Date and (3) BancBoston Ventures in connection with the repayment of the Company's Series A 13% Subordinated Notes due 2003 prior to the Issue Date;

                           (C) the issuance of employee stock options to
                  employees or directors of the Company or any of its Subsidiaries pursuant to an employee stock option plan approved by the Board of Directors of the Company, and the issuance of shares of common stock of the Company upon exercise of such options in accordance with the terms thereof;

                           (D) the issuance and sale by the Company of Capital
                  Stock of the Company (other than Redeemable Stock) to Persons selling stock or assets to the Company in a Restaurant Acquisition; provided, that the aggregate value of all Capital Stock issued from and after the Issue Date to acquire such assets shall not exceed $25,000,000. For purposes of this paragraph (D), the value of any common stock of the Company so issued shall be the average trading price for common stock of the Company on a national securities exchange as of the close of trading for the ten (10) trading days immediately preceding the date of such Investment and the value of any other Capital Stock of the Company so issued shall be reasonably determined by the Company's Board of Directors; and

                           (E) the issuance and sale by the Company of Capital
                  Stock of the Company (other than Redeemable Stock) in one or more underwritten public offerings or private placements (an "Equity Issuance"); provided that (1) prior to and after giving effect to such Equity Issuance, no Event of Default shall be continuing, (2) the consideration received by the Company from such Equity Issuance consists solely of cash, and
                  (3) all of the Excess Securities Proceeds of such Equity Issuance are used by the Company as set forth in subparagraph
                  (ii) below; and

                           (F) any pledge of Capital Stock of any Subsidiary of
                  the Company to secure Senior Indebtedness and any other obligations under the Loan Documents (as defined in the Credit Agreement).

                  (ii) Within 10 days after the closing date of any Equity Issuance (an "Equity Issuance Trigger Date"), the Company shall, if and to the extent permitted by the Credit Agreement (as in effect on the Issue Date) and subject to Article II of the Intercreditor Agreement and Section 4.13(b)(i) of the Series B Indenture (as in effect on the Issue Date), use such Excess Securities Proceeds to prepay the principal amount of this Note plus accrued and unpaid interest thereon to the date of such payment. To the extent that the Company is prohibited by the Credit Agreement (as in effect on the Issue Date) from prepaying this Note with Excess Securities Proceeds as contemplated by this Section 4(l), the Company shall promptly use all Excess Securities Proceeds to permanently reduce outstanding Senior Indebtedness. To the extent that any Excess Securities Proceeds remain after prepayment of this Note in full and prepayment of all Senior Indebtedness, the Company may use the remaining amount for any other purpose.

         (m) Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate (an "Affiliate Transaction"), except for transactions (including any investments, loans or advances by or to any Affiliate) the terms of which in good faith are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arms' length basis between unaffiliated parties; provided that with respect to any Affiliate Transaction resulting in consideration to either party in excess of $250,000, a majority of the Board of Directors of the Company that are not affiliated with the other party to such Affiliate Transaction shall have approved such Affiliate Transaction, as evidenced by a Board Resolution. Notwithstanding the foregoing, the following transactions shall not be deemed to be Affiliate Transactions for purposes of this covenant: (i) any Restricted Payment not otherwise prohibited pursuant to Section 4(b), and (ii) transactions between or among any of the Company and its wholly-owned Subsidiaries.

         (n)      Amendments to Certain Documents.

                  (i) The Company will not amend, modify, supplement or restate any of the Series B Notes or the Indenture with respect to the Series B Notes.

                  (ii) The Company will not, and will not permit any of its Subsidiaries to, amend, modify, supplement or restate its articles or certificate of incorporation or by-laws in any manner (unless required by amendments after the date hereof to applicable corporate laws) that would individually or in the aggregate materially adversely affect the rights or interests of the Holder.

                  (iii) The Company will not, and will not permit any of its Subsidiaries to, amend, modify, supplement or restate any instrument or agreement governing any Existing Indebtedness in any manner that would
         (A) increase the principal amount thereof or interest rate payable thereon, (B) make the mandatory prepayment, repayment, redemption, repurchase or sinking fund obligations thereunder more burdensome on the Company or any of its Subsidiaries, or (C) make the covenants or events of default more restrictive or burdensome in any material respect on the Company or any of its Subsidiaries.

                  (iv) The Company will not amend, modify, supplement or restate the Delayed Draw Facility if the result thereof would be to have a material adverse impact on the Company's ability to borrow under such Facility or use such borrowings to prepay this Note, as compared to the terms of the Delayed Draw Facility in effect on the Issue Date.

5.       Definitions.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person (a) is an executive officer or a member of the Board of Directors of the controlled Person, (b) is the direct or indirect beneficial holder of at least 10% of the then outstanding capital stock (or other shares of beneficial interest) of such Person, or (c) otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise.

                  "Affiliate Transaction" shall have the meaning specified in
Section 4(m).

                  "Asset Sale" shall have the meaning specified in Section 4(j).

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capitalized Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease of such Person which would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

                  "Capital Stock" means any and all shares of, or interests or participations in, corporate stock.

                  "Change of Control" means a change of control or any other term having a similar or correlative meaning contained in the Credit Agreement (including Section 8.1(i) thereof) or any other instrument defining the rights of Indebtedness of the Company.

                  "Company" shall have the meaning specified in the preamble.

                  "Credit Agreement" means (a) the Amended and Restated Credit Agreement, dated as of July __, 1996, among the Company, Banque Paribas, as agent, and the Lenders party thereto, as modified, amended, restated or supplemented from time to time, and (b) each agreement or instrument pursuant to which obligations under the Credit Agreement described in clause (a) above, or any subsequent Credit Agreement, are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or part, in each case, as modified, amended, restated or supplemented from time to time.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event which constitutes, or after notice or passage of time or both would constitute, an Event of Default.

                  "Delayed Draw Facility" means Delayed Draw Term Loans (as defined in the Credit Agreement, as in effect on the Issue Date).

                  "Dollars" and "$" mean lawful currency of the United States of America.

                  "Equity Interests" means Capital Stock and warrants, options or other rights to acquire Capital Stock.

                  "Equity Issuance" shall have the meaning specified in Section 4(l).

                  "Equity Issuance Trigger Date" shall have the meaning specified in 4(l).

                  "Event of Default" shall have the meaning specified in Section 3.

                  "Excess Securities Proceeds" means, with respect to any Equity Issuance, the aggregate cash proceeds received by the Company or any Subsidiary from such Equity Issuance, less the amount of all brokerage commissions and other reasonable costs and expenses (including fees and expenses of counsel and investment bankers) incurred by the Company or any Subsidiary in connection with such Equity Issuance.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries described in Schedule I hereto.

                  "Extension of Credit" means any loan, letter of credit or other extension of credit of any kind or character.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board which are in effect in the United States at the time and for the period as to which such accounting principles are to be applied.

                  "Holder" shall have the meaning specified in the preamble.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person for borrowed money, whether current or funded, secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services, other than trade payables and accrued liabilities arising in the ordinary course of business and payable in accordance with customary trade terms, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a Lien to secure all or part of the purchase price of the property subject to such Lien, (e) all Capitalized Lease Obligations of such Person, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above which is guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, (a) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (b) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

                  "Intercreditor Agreement" means (a) the Senior Intercreditor Agreement dated as of July __, 1996 between Banque Paribas, as Agent under the Credit Agreement and the Holder, as amended, modified, restated or supplemented from time to time, and

(b) each agreement or instrument pursuant to which obligations under the Intercreditor Agreement described in clause (a) above, or any subsequent Intercreditor Agreement, are amended, deferred, extended, renewed or replaced, in whole or in part, in each case, as amended, modified, restated or supplemented from time to time.

                  "Interest Rate Agreement" means the obligation of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

                  "Investment" of any Person means (a) any share of capital stock, evidence of indebtedness or other security issued by any other Person,
(b) any loan, advance, or extension of credit to, or contribution to the capital of, any other Person, (c) any purchase of the securities or business or any integral part of the business of any other Person (including any purchase of all or any substantial portion of the assets of such Person), or any commitment to make any such purchase, and (d) any other investment in any other Person; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, and letters of credit or other instruments securing the same, or (ii) advances to officers or employees, but only to the extent that the aggregate amount of all advances to officers and employees outstanding at any particular time does not exceed $500,000 at any time prior to the first anniversary of the Issue Date and $350,000 from and after the first anniversary of the Issue Date.

                  "Issue Date" means the date of first issuance of this Note.

                  "Legal Holiday" means any date on which banks are not open for business generally in New York, New York.

                  "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

                  "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

                  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

                  "principal" of any Indebtedness (including this Note) means the principal of such Indebtedness plus any applicable premium on such Indebtedness.

                  "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Redeemable Stock" means any Equity Interest which, by its terms, or upon the happening of any event, matures, is mandatorily redeemable or repurchasable (other than for Capital Stock not constituting Redeemable Stock), in whole or in part, prior to 180 days after the maturity date of this Note, or is, by its terms or upon the happening of any event, required to be redeemed or repurchased, redeemable or repurchasable at the option of the holder thereof, in whole or in part, at any time prior to 180 days after the maturity date of this Note.

                  "Restaurant Acquisition" means the acquisition by the Company after the Issue Date of any restaurant which was previously developed and operating as a restaurant (whether or not operated as a restaurant on the date of such acquisition), whether through the acquisition of shares of a corporation or by purchase of assets.

                  "Restaurant Business" shall have the meaning specified in
Section 4(c).

                  "Restricted Payment" shall have the meaning specified in
Section 4(b).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Senior Indebtedness" means all amounts payable (including, without limitation, any Indebtedness) by the Company under or with respect to
(a) Extensions of Credit under the Credit Agreement in an aggregate principal amount not exceeding the sum of (i) $57,500,000, plus (ii) the aggregate principal amount of Extensions of Credit under the Credit Agreement the proceeds of which are used, substantially simultaneously, to prepay this Note, minus the sum, without duplication, of (A) all permanent repayments of Extensions of Credit under the Credit Agreement, and (B) all permanent reductions of commitments for revolving credit under any Credit Agreement, and (b) interest (including Post-Petition Interest), fees, costs and expenses owing under any Credit Agreement and incurred in compliance herewith.

                  "Series B Indenture" means the Indenture, dated as of March 29, 1996, between the Company and the State Street Bank and Trust Company, as trustee, governing the terms of the Series B Notes, as amended by the Supplemental Indenture of even date herewith.

                  "Series B Notes" means the Series B 13% Subordinated Notes due 2003, issued by the Company pursuant to the Series B Indenture.

                  "Subordinated Obligations" means all Indebtedness of the Company which is subordinate or junior in right of payment to this Note, including, without limitation, all Indebtedness of the Company under or in respect of the Series B Notes.

                  "Subsidiary" with respect to any Person, means (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at such time, directly or indirectly, owned by such Person.

                  "Unit Purchase Options" means the unit purchase options of the Company in existence on the Issue Date.

                  "Warrants" means the common stock purchase warrants of the Company in existence or in effect on the Issue Date.

6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

7. Transfer and Exchange. The Holder, by its acceptance of this Note, agrees that it may not transfer or assign this Note or any of its rights hereunder unless (i) the Holder transfers or assigns all of its rights and interests under this Note and (ii) such transfer is in accordance with all applicable laws.

8. Cancellation. After all principal and accrued interest at any time owed on this Note have been paid in full, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

9. Place of Payment; Notices. Payments of principal and interest and any notice hereunder are to be made by Company check and are to be delivered to the following addresses:

                  To the Holder:

                  BEP Holdings, Inc.
                  815 Preston Road
                  Dallas, Texas 75225

                  To the Company:

                  DenAmerica Corp.
                  7373 North Scottsdale Road
                  Suite D-120
                  Scottsdale, Arizona 85253
or to such other address as specified by prior written notice to the other party. Notices sent by either party shall be deemed received when delivered personally or one (1) day after being sent by Federal Express or other overnight carrier or five (5) days after being sent by certified or registered mail.

10. Governing Law. All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11. Waiver of Presentment, Demand and Dishonor. Except as otherwise provided in this Note, the Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

12. Other Matters. At any time when this Note is held by any Affiliate of Unigate PLC, this Note shall be subject to offset under that certain Stock Purchase Agreement dated May 31, 1996, between the Company and BEP Holdings, Inc.

                                   * * * * * *

                  IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                                            DENAMERICA CORP.

                                            By ___________________________

                                            Its __________________________